EXHIBIT 99.1

CELTIC LEASING CORP.

FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

with

INDEPENDENT AUDITORS’ REPORT THEREON

CELTIC LEASING CORP.

INDEX TO FINANCIAL STATEMENTS

Independent Auditor's Report…………………………............................................………………....…..	1
Balance Sheets……………………………………………………………………………………...…….....	2
Statements of Income……………………………………………………………………………….......…..	3
Statements of Stockholders' Equity and Comprehensive Income………………………………..…….	4
Statements of Cash Flows………………………………………………………………………….....……	5 - 6
Notes to Financial Statements……………………………………………………………………….....….	7 - 22

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Celtic Leasing Corp.

We have audited the accompanying balance sheets of Celtic Leasing Corp. (the “Company”) as of June 30, 2012 and 2011 and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celtic Leasing Corp. as of June 30, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

            /s/KMJ Corbin & Company LLP
              KMJ | Corbin & Company LLP

Costa Mesa, California
September 24, 2012

p 714 380 6565   f 714 380 6566    555 Anton Blvd., Ste 1000  Costa Mesa  CA  92626   kmjpartnerscpa.com
p 760 431 5465   f 760 431 5466    2768 Loker Avenue West  Suite 101  Carlsbad  CA  92010

CELTIC LEASING CORP.

BALANCE SHEETS

	June 30,
ASSETS	2012	2011

Cash and cash equivalents	$37,673,786	$34,312,252
Investments	632,327	426,573
Accounts receivable, net	612,723	302,212
Income tax receivable	388,292	725,529
Inventory	10,678,859	22,066,456
Net investment in leases	24,022,118	19,007,588
Fixed assets, net	100,697	97,404
Receivable from stockholders	26,364	9,758
Other assets	1,234,732	1,148,829

	$75,369,898	$78,096,601

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable	$51,349	$19,062
Accrued liabilities	4,668,759	4,885,735
Customer deposits	2,482,902	2,534,375
Deferred revenues	1,027,350	349,966
Deferred income taxes	42,440,372	38,450,759

Total liabilities	50,670,732	46,239,897

Commitments and contingencies

Stockholders' equity:
Common stock, no par value; 10,000,000 shares authorized; 4,392,291 shares issued and outstanding	661,048	661,048
Receivables from sale of stock	(133,500)	(154,754)
Additional paid-in capital	39,551	39,551
Retained earnings	24,169,717	31,263,861
Accumulated other comprehensive (loss) income	(37,650)	46,998

Total stockholders' equity	24,699,166	31,856,704

	$75,369,898	$78,096,601

See accompanying notes to financial statements

CELTIC LEASING CORP.

STATEMENTS OF INCOME

	For the Years Ended June 30,
	2012	2011
Revenues:
Lease origination income	$10,880,898	$7,701,224
Gain on sale of residual interests in equipment leased	12,779,070	11,169,744
Interest income and other	2,221,531	2,875,356

Total revenues	25,881,499	21,746,324

Selling, general and administrative expenses	11,620,284	8,533,019

Income before provision for income taxes	14,261,215	13,213,305

Provision for income taxes	3,786,195	5,396,584

Net income	$10,475,020	$7,816,721

See accompanying notes to financial statements

CELTIC LEASING CORP.

STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

For The Years Ended June 30, 2012 and 2011

							Accumulated
				Receivables	Additional		Other
	Comprehensive	Common Stock		From	Paid-in	Retained	Comprehensive
	Income	Shares	Amount	Sale of Stock	Capital	Earnings	(Loss) Income	Total
Balance, July 1, 2010		4,390,291	$651,508	$(168,023)	$39,551	$30,035,574	$(61,070)	$30,497,540

Dividends paid		-	-	-	-	(6,588,434)	-	(6,588,434)
Exercise of stock options		2,000	9,540	(9,540)	-	-	-	-
Collection of receivables from sale of stock		-	-	22,809	-	-	-	22,809
Comprehensive income:
Net income	$7,816,721	-	-	-	-	7,816,721	-	7,816,721
Change in net unrealized gain on available-for-sale securities, net of tax	108,068	-	-	-	-	-	108,068	108,068
	$7,924,789

Balance, June 30, 2011		4,392,291	661,048	(154,754)	39,551	31,263,861	46,998	31,856,704

Dividends paid		-	-	-	-	(17,569,164)	-	(17,569,164)
Collection of receivables from sale of stock		-	-	21,254	-	-	-	21,254
Comprehensive income:
Net income	$10,475,020	-	-	-	-	10,475,020	-	10,475,020
Change in net unrealized loss on available-for-sale securities, net of tax	(84,648)	-	-	-	-	-	(84,648)	(84,648)
	$10,390,372

Balance, June 30, 2012		4,392,291	$661,048	$(133,500)	$39,551	$24,169,717	$(37,650)	$24,699,166

See accompanying notes to financial statements

CELTIC LEASING CORP.

STATEMENTS OF CASH FLOWS

	For The Years Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$10,475,020	$7,816,721
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash portion of lease origination income	(3,435,042)	(1,210,841)
Gain on sale of residual interests in equipment	(12,779,070)	(11,169,744)
Realized (gain) loss on sale of investments	(106,905)	5,370
Amortization of unearned interest income	(1,981,286)	(1,556,897)
Depreciation and amortization	64,977	81,822
Deferred income taxes	3,989,613	5,041,917
Changes in operating assets and liabilities:
Accounts receivable	(310,511)	290,469
Income tax receivable	391,265	(61,192)
Other assets	(105,641)	(133,396)
Accounts payable, accrued liabilities and deferred revenues	492,695	(394,478)
Customer deposits	(51,473)	(483,547)

Net cash used in operating activities	(3,356,358)	(1,773,796)

Cash flows from investing activities:
Sales of investments	414,799	5,308
Purchases of investments	(632,586)	(6,879)
Payments received from lessees	6,924,662	10,532,097
Collection of receivable from stockholders	3,394	242
Loan made to stockholder	(20,000)	-
Proceeds from sales of direct financing leases	104,030,816	68,769,748
Equipment purchased for investment in direct financing leases	(86,387,013)	(72,652,117)
Purchases of fixed assets	(68,270)	(38,677)

Net cash provided by investing activities	24,265,802	6,609,722

Continued …

CELTIC LEASING CORP.

STATEMENTS OF CASH FLOWS - CONTINUED

	For The Years Ended June 30,
	2012	2011
Cash flows from financing activities:
Dividends paid to stockholders	(17,569,164)	(6,588,434)
Collection of receivables from sale of stock	21,254	22,809

Net cash provided by financing activities	(17,547,910)	(6,565,625)

Net change in cash and cash equivalents	3,361,534	(1,729,699)

Cash and cash equivalents, beginning of year	34,312,252	36,041,951

Cash and cash equivalents, end of year	$37,673,786	$34,312,252

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$594,684	$415,861

Supplemental schedule of noncash investing and financing activities:
Receivables from stockholders for exercise of stock options	$-	$9,540

Change in unrealized (loss) gain on available-for-sale securities	$(138,676)	$182,381

See accompanying notes to financial statements

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Celtic Leasing Corp. (the “Company”) was incorporated on September 10, 1990.  The Company is principally engaged in leasing and financing equipment to commercial customers in the United States of America.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Significant estimates include, but are not limited to, collectibility of accounts receivable, unguaranteed residual values, allowances for credit losses and impairment of residual values on direct financing leases, the value of shares and options issued and recoverability of long-lived assets. Actual results could materially differ from those estimates.

Cash Equivalents and Investments in Marketable Securities

The Company considers cash equivalents to be all highly liquid investments purchased with an original maturity of three months or less.  The Company maintains all of its cash equivalents with high quality financial institutions.

The Company classifies its investments (see Note 2) as available-for-sale and reports its investments at fair value (see Note 3), in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320, Investments - Debt and Equity Securities (“ASC 320”).  Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from income and are reported as a separate component of stockholders’ equity in accumulated other comprehensive (loss) income.  Realized gains and losses from sales of securities are included in income and are determined based on the specific identification method.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

At times, deposits held with the financial institutions may exceed the amount of insurance provided by the Federal Deposit Insurance Corporation (“FDIC”) and the Securities Investor Protection Corporation (“SIPC”), which provides basic deposit coverage with limits up to $250,000 per owner.  In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for noninterest bearing transaction accounts from December 31, 2010 to December 31, 2012.  As of June 30, 2012, the Company had deposits that were in excess of FDIC and SIPC insured limits of approximately $31,904,000.

Inventory

Inventory represents the cost of equipment purchased for leases in process and is recorded at the lower of cost or market.  Cost is determined on a specific identified basis.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to five years.  Leasehold improvements are amortized over the shorter of the life of the lease or their useful lives.  Maintenance and routine repairs are charged to expense as incurred.  Significant renewals and betterments are capitalized.  At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the accompanying statements of income.

Long-Lived Assets

The Company’s management assesses the recoverability of long-lived assets by determining whether the carrying value of long-lived assets can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  At June 30, 2012, the Company’s management believes there is no impairment of its long-lived assets.  There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

The Company derives its revenues from the leasing and financing of equipment.  The Company is the lessor in its transactions and accounts for these leases in accordance with FASB ASC Topic 840, Leases (“ASC 840”).  Each lease is classified as either a direct financing lease or sales-type lease, as appropriate.  Under direct financing leases, the Company records the net investment in leases at the inception of the lease, which consists of the sum of the minimum lease term payments and the unguaranteed residual value (gross investment) less the unearned income.  The unearned income represents the difference between the gross investment and the cost of the leased equipment.  The unearned income is amortized over the term of the lease using the effective interest method and is recorded in interest income.

Prior to the commencement of a lease, the Company may deliver a portion of the equipment to the future lessee.  Pro rata rentals, which are included in lease origination income, are billed for the period between the date this equipment is delivered and the commencement date of the leases.  Rents received following the end of the lease term are recognized as revenue when due and are included in gain on sale of residual interests in equipment leased.  The Company may receive cash funds for these rental payments from lessees in advance of future rental periods which are recorded as deferred revenues and recognized as revenue in the future rental period.  Proceeds received from the sale of equipment at the end of the lease term are recognized as revenue upon completion of the sale and any remaining residual interests of the equipment are netted with the proceeds received and are included in gain on sale of residual interests in equipment leased.

The Company assigns a security interest in a number of its leases and the underlying equipment to third-party financial institutions without recourse prior to the commencement of the lease.  The Company accounts for the transfer of its interest in a lease in accordance with FASB ASC Topic 860, Transfers and Servicing (“ASC 860”).  In accordance with ASC 860, the Company recognizes a gain or loss upon the transfer of its interest in a lease if it has completed its obligations at the assignment date and the Company retains no effective control, as defined under ASC 860, over the equipment under lease.  Such amounts are recorded in lease origination income.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Residual Values

Residual values, representing the estimated value of equipment at the termination of a lease, are recorded in the accompanying financial statements at the inception of each direct financing lease at amounts estimated by management based upon its experience and judgment.  Residual values are recorded at their net present value and the unearned income is amortized over the life of the lease using the effective interest method.

The Company evaluates residual values on an ongoing basis and records any required adjustments as impairment of residual values.  However, residual values are never increased beyond the amount recorded at the inception of the lease.  There was no impairment of residual values for the years ended June 30, 2012 and 2011.

Customer Deposits

Customer deposits represent customers’ good faith deposits collected prior to commencement of the lease.  These deposits are generally applied to lease obligations but are refundable in the event the lease is not approved by the Company.  During the years ended June 30, 2012 and 2011, the Company determined that deposits for certain old and inactive leases totaling approximately $201,000 and $888,000, respectively, were no longer refundable nor to be applied to lease obligations.  The Company recorded these amounts as revenue and are included in interest income and other in the accompanying statements of income.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC 740”).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount to be recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.  As of June 30, 2012 and 2011, there were no unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rates. It is not anticipated that there will be a significant change in the unrecognized tax benefits over the next twelve months.

The Company did not have any accrued interest or penalties associated with any unrecognized tax benefits nor was any interest expense recognized during the years ended June 30, 2012 and 2011. The Company will book any interest or penalties, if required, in interest and/or other income/expense as appropriate.

The Company is subject to taxation in the U.S. and various state jurisdictions. As of June 30, 2012, the Company is no longer subject to U.S. federal examinations for years before 2009 and for California franchise and income tax examinations for years before 2008.

Comprehensive Income

Comprehensive income equals net income plus or (minus) the change in unrealized gains and (losses) on available-for-sale securities (net of tax) for the years ended June 30, 2012 and 2011.

Allowance for Losses and Impairment of Residual Values

The Company’s allowance for credit losses (see Note 5) is based upon historical experience and analysis of the receivables outstanding and provides for losses on its net investment in leases related to (i) lease payment defaults and (ii) losses associated with breaches of representations and warranties.  Failure to realize estimated residuals are recorded as impairment of residual values.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. The Company uses the Black-Scholes option pricing model to estimate the grant-date fair value of share-based awards under ASC 718. Fair value is determined at the date of grant. In accordance with ASC 718, the financial statement effect of forfeitures is estimated at the time of grant and revised, if necessary, if the actual effect differs from those estimates.

The fair value of stock-based awards to employees is calculated using the Black-Scholes option pricing model.  The Black-Scholes model requires subjective assumptions regarding future unit price volatility and expected time to exercise, which greatly affect the calculated values.  The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior.  The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant.  The expected volatility is based on the historical volatility of the common stock of comparable publicly traded companies.

These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

Upon the exercise of options, the Company issues new shares of stock from its authorized shares.

At June 30, 2012 and 2011, the Company has one stock-based employee compensation plan, which is described more fully in Note 10.

Subsequent Events

The Company has evaluated and determined that no events have occurred subsequent to the balance sheet date and through September 24, 2012, the date of issuance of these financial statements, which would require recording or disclosure in its financial statements.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

The FASB is currently working on amendments to existing accounting standards governing a number of areas including, but not limited to, accounting for leases.  In August 2010, the FASB issued an exposure draft, Leases, which would supersede most of the existing guidance on accounting for leases in ASC 840.  In July 2011, the FASB announced its intention to re-expose the draft which is currently scheduled for the fourth quarter of calendar 2012.  As the standard-setting process is still ongoing, the Company is unable to determine the impact this proposed change in accounting will have in the Company’s financial statements at this time.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendment to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU No. 2011-04”).  ASU No. 2011-04 amends the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and disclosing information about fair value measurements.  The amendments in this update achieve the objective of developing common fair value measurement and disclosure requirements, as well as improving consistency and understandability.  Some of the requirements clarify the FASB’s intent about the application of existing fair value measurement requirements while other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements.  The Company will adopt ASU No. 2011-04 in 2013.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU No. 2011-05”).  ASU No. 2011-05 allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU No. 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in the ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.  ASU No. 2011-05 should be applied retrospectively and early adoption is not permitted. The Company will adopt ASU No. 2011-05 in 2013.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Other recent accounting pronouncements issued by the FASB (including the Emerging Issues Task Force) and the American Institute of Certified Public Accountants did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 – INVESTMENTS

Investments at June 30, 2012 include the following:

		Cost or	Unrealized
	Fair Value	Amortized Cost	Gain (Loss)

Stocks	$517,124	$503,692	$13,432
Fixed income	61,735	57,786	3,949
Other	53,468	54,444	(976)

	$632,327	$615,922	$16,405

Investments at June 30, 2011 include the following:

		Cost or	Unrealized
	Fair Value	Amortized Cost	Gain (Loss)

Stocks	$301,725	$193,926	$107,799
Mutual funds	96,241	73,201	23,040
Fixed income	19,007	18,280	727
Other	9,600	5,823	3,777

	$426,573	$291,230	$135,343

The Company’s flexible premium variable life insurance policies are classified as available-for-sale securities.  These securities totaling $723,974 and $659,211 at June 30, 2012 and 2011, respectively, are included in other assets on the accompanying balance sheets.  At June 30, 2012 and 2011, the cumulative unrealized loss on these securities was $75,331 and $55,593, respectively.

As of June 30, 2012 and 2011, the total cumulative unrealized (loss) gain of ($58,926) and $79,750, respectively, presented as accumulated other comprehensive (loss) income is shown net of tax of $21,276 and ($32,752), respectively.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 3 – FAIR VALUE MEASUREMENTS

FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value, as follows:

•      Level 1 – Unadjusted quoted prices in active markets for identical assets and liabilities.

•
Level 2 - Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Fund.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

In accordance with ASC 820, the Company measures its investments and other investment-type securities at fair value.  The Company’s investments in stocks, mutual funds and fixed income investment accounts are all valued using quoted prices generated by market transactions involving identical assets, or Level 1, as defined under ASC 820. Other investment-type securities included in other assets on the accompanying balance sheets are classified within Level 3 as the investments are valued based upon the liquidation value of the securities, which is the accumulated value less any surrender charges.

The Company has formed its own opinion on the condition of the securities based on information regarding the quality of the security and the quality of the collateral, among other things. The Company has no other financial assets or liabilities that are carried at fair value.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 3 – FAIR VALUE MEASUREMENTS, continued

In accordance with the fair value hierarchy described above, the following table shows the fair value of the Company’s financial assets that are required to be measured at fair value on a recurring basis at June 30, 2012 and 2011:

	Fair Value at
Description	June 30, 2012	Level 1	Level 2	Level 3

Assets:
Stocks	$517,124	$517,124	$-	$-
Fixed income	61,735	61,735	-	-
Other	53,468	53,468	-	-
Life insurance policies	723,974	-	-	723,974

Total assets	$1,356,301	$632,327	$-	$723,974

	Fair Value at
Description	June 30, 2011	Level 1	Level 2	Level 3

Assets:
Stocks	$301,725	$301,725	$-	$-
Mutual funds	96,241	96,241	-	-
Fixed income	19,007	19,007	-	-
Other	9,600	9,600	-	-
Life insurance policies	659,211	-	-	659,211

Total assets	$1,085,784	$426,573	$-	$659,211

The following table provides a summary of activity for the Company’s assets measured at fair value using significant unobservable inputs (Level 3) as defined in ASC 820 for the years ended June 30, 2012 and 2011:

Balance at June 30, 2010	$511,589
Purchases / premium payments	76,872
Net unrealized gains	70,750

Balance at June 30, 2011	659,211

Purchases / premium payments	84,501
Net unrealized loss	(19,738)

Balance at June 30, 2012	$723,974

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 4 – FIXED ASSETS

The Company’s fixed assets consist of the following at June 30:

	2012	2011

Furniture and equipment	$422,780	$362,893
Computer equipment and software	816,330	807,947
Leasehold improvements	60,614	60,614
	1,299,724	1,231,454

Less accumulated depreciation and amortization	(1,199,027)	(1,134,050)

	$100,697	$97,404

NOTE 5 – NET INVESTMENT IN LEASES

The Company’s net investment in leases consists of the following at June 30:

	2012	2011

Minimum lease payments receivable	$12,416,941	$10,140,042
Estimated unguaranteed residual value	15,367,915	13,277,735
	27,784,856	23,417,777

Less unearned income	(3,112,738)	(3,760,189)
Less allowance for credit losses	(650,000)	(650,000)

Net investment in leases	$24,022,118	$19,007,588

The estimated unguaranteed residual value represents management’s estimate of the amount expected to be received at lease termination as a result of disposition of equipment under the leases.  Management reviews such estimates on a quarterly basis and records impairment of residual values accordingly.

The third-party institution to which a lease has been assigned has no recourse against the Company, unless the Company is in default under the terms of the agreement by which the lease was assigned.  The institution to which a lease has been assigned has a first lien against the underlying leased property with no further recourse against the Company and may take title to the leased property, but only in the event the lessee fails to make lease payments or otherwise defaults under the terms of the lease.  If this occurs, the Company may not realize their residual investment in the leased property.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 5 – NET INVESTMENT IN LEASES, continued

At June 30, 2012, a summary of the installments due on minimum lease payments receivable and the expected realization of the Company’s estimated unguaranteed residual value, net of allowance for credit losses, is as follows:

	Minimum	Estimated
	Lease	Unguaranteed
Years Ending	Payments	Residual
June 30,	Receivable	Value	Total

2013	$9,208,925	$5,447,287	$14,656,212
2014	2,309,315	3,251,960	5,561,275
2015	565,894	3,660,918	4,226,812
2016	155,487	1,697,888	1,853,375
2017	177,320	1,049,081	1,226,401
Thereafter	-	260,781	260,781
	12,416,941	15,367,915	27,784,856

Less unearned income	(1,573,861)	(1,538,877)	(3,112,738)
Less allowance for credit losses	(650,000)	-	(650,000)

Net investment in leases	$10,193,080	$13,829,038	$24,022,118

NOTE 6 – INCOME TAXES

The Company’s provision for income taxes consists of the following for the years ended June 30:

	2012	2011

Current:
Federal	$(761,489)	$(54,482)
State	558,071	409,149
	(203,418)	354,667

Deferred:
Federal	6,451,918	4,350,866
State	(2,462,305)	691,051
	3,989,613	5,041,917

	$3,786,195	$5,396,584

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 6 – INCOME TAXES, continued

The reconciliation of the effective tax rate from the federal statutory tax rate is as follows for the years ended June 30:

	2012		2011

Federal statutory rate	35%		35%
State income taxes, net of federal benefit	(8%	)	6%

	27%		41%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities are as follows as of June 30:

	2012	2011

Deferred tax assets:
Deferred state income tax	$1,653,062	$2,484,022
Alternative minimum tax ("AMT") credit carryforwards	2,246,640	3,086,100
Net operating loss carryforwards	14,248,649	15,071,344

Total deferred tax assets	18,148,351	20,641,466

Deferred tax liabilities:
Accrued commissions and other	(1,732,083)	(1,247,867)
Net lease payments receivable	(9,773,198)	(8,228,498)
Basis difference on certain leased assets	(49,083,442)	(49,615,860)

Total deferred tax liabilities	(60,588,723)	(59,092,225)

Net deferred income tax liability	$(42,440,372)	$(38,450,759)

At June 30, 2012, the Company has AMT credit carryforwards of approximately $1,982,000 and $265,000 for Federal and California purposes, respectively, and may be carried forward indefinitely.

As of June 30, 2012, the Company has net operating loss carryforwards of approximately $39,143,000 and $5,572,000 expiring at various dates through 2031 and 2021 for Federal and California purposes, respectively.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Facility Leases

The Company leases its corporate offices under three operating leases.  The operating leases expire on various dates through August 2016.  Rent expense was approximately $435,000 and $443,000 for the years ended June 30, 2012 and 2011, respectively.

Future minimum lease payments under these noncancellable operating leases are approximately as follows as of June 30, 2012:

Years Ending
June 30,	Total

2013	$452,000
2014	471,000
2015	460,000
2016	417,000
2017	70,000

$1,870,000

Other Commitments

The Company does not have any outstanding commitments to originate or sell leases as of June 30, 2012.  Additionally, the Company is a party to employment agreements with certain of its employees.

Litigation

The Company is involved in litigation matters from time to time arising out of the Company’s normal business activities. Management does not expect the outcome of any other legal matters to have a materially adverse effect on the Company’s financial statements.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 7 – COMMITMENTS AND CONTINGENCIES, continued

Indemnities and Guarantees

During the normal course of business, the Company has made certain warranties and guarantees under which it may be required to make payments in relation to certain transactions in connection with the transfer and/or sale of equipment leases.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California.  The Company also indemnifies its lessors in connection with facilities leases.  The duration of these indemnities, commitments and guarantees varies.  Substantially all warranties, guarantees and indemnities provide for limitations on the maximum potential future payments that the Company could be obligated to make.  The Company is unable to estimate the maximum amount of such payments because those payments are contingent upon the occurrence of events which are not reasonably determinable.  As a result, the Company has not recorded any liability for these indemnities and guarantees in the accompanying balance sheets.

NOTE 8 – RECEIVABLE FROM STOCKHOLDERS

Receivable from stockholders of $26,364 and $9,758 at June 30, 2012 and 2011, respectively, represent full recourse notes from two of the Company’s stockholders.  One of the notes was due in September 2009 but was not repaid and is now due on demand.  The note accrued interest at 5.00% per annum but has ceased to accrue interest after the due date of the note.  No interest income related to the note was recorded for the years ended June 30, 2012 and 2011.  During the year ended June 30, 2012, a loan for $20,000 was made to a stockholder.  The note is due in equal monthly principal and interest payments through June 2016 and accrues interest at 4.50% per annum.  Interest income related to the note was $75 for the year ended June 30, 2012.

NOTE 9 – RECEIVABLES FROM SALE OF STOCK

Receivables of $133,500 from sale of stock at June 30, 2012 represent full recourse notes from one of the stockholders of the Company issued in exchange for shares of common stock.  The notes from the stockholder have not been repaid and are due on demand. The notes have ceased to accrue interest after the due date of the note.  No interest income related to the notes was recorded for the years ended June 30, 2012 and 2011.  Certain other notes were repaid in full during the year ended June 30, 2012, and accrued interest at 5.00% to 6.00% per annum.  Interest income related to these other notes was $44 and $499 for the years ended June 30, 2012 and 2011, respectively.

CELTIC LEASING CORP.

NOTES TO FINANCIAL STATEMENTS

For The Years Ended June 30, 2012 and 2011

NOTE 10 – STOCKHOLDERS’ EQUITY

The Company has a stock incentive plan (the “Plan”) for officers and other key employees of the Company, under which 2,000,000 options to purchase shares of common stock are available for grant.  Under the Plan, options expire on the earlier of 10 years from the date of grant or three months after an optionee’s termination of service.  Depending on the grant, the options generally vest at a rate of 20% per year from the applicable vesting commencement date.

The Company, at its option, has the right to repurchase options that have been exercised by optionees at various prices per share, as defined in the optionee agreements.

There were no options outstanding under the Plan as of June 30, 2012 and 2011.  No options were granted during the years ended June 30, 2012 and 2011 and the aggregate intrinsic value of the options exercised in 2011 was $0.

The Company recognizes the fair value of stock options under ASC 718 as compensation expense over the vesting period.  There was no compensation expense during the years ended June 30, 2012 and 2011.

Common Stock

During the year ended June 30, 2011, the Company issued 2,000 shares of common stock in exchange for a note receivable of $9,540 in connection with an employee exercising stock options.

NOTE 11 – RETIREMENT SAVINGS PLAN

The Company has a retirement savings plan (the “Savings Plan”), which qualifies under Section 401(k) of the Internal Revenue Code.  Eligible employees may contribute up to 40% of their annual compensation, as defined by the Savings Plan.  The Company matches 50% of deferral contributions up to 2% of gross salary employee compensation, plus 25% of deferral contributions in excess of 2% up to 4% of gross salary employee compensation.  The Company’s contributions were $19,510 and $23,380 for the years ended June 30, 2012 and 2011, respectively.